Second Quarter Webcast Presentation July 31, 2025 NYSE: WCC

Forward-Looking Statements and Non-GAAP Measures 2 All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; evolving impacts from tariffs or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical issues, including the impact of the evolving conflicts in the Middle East and Russia/Ukraine; the impact of sanctions imposed on, or other actions taken by the U.S. or other countries against, Russia or China; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) above, this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative expenses, adjusted income from operations, adjusted operating margin, adjusted other non-operating expense (income), adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to WESCO International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as digital transformation costs, restructuring costs, merger-related and integration costs, cloud computing arrangement amortization, pension settlement cost and excise taxes on excess pension plan assets related to the settlement of the Anixter Inc. Pension Plan, loss on abandonment of assets, the gain recognized on the divestiture of the WIS business, the loss on termination of business arrangement, and the related income tax effects, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

Second Quarter Highlights and Full Year Outlook 3 Sales momentum increased in Q2; raising full-year organic growth outlook • Q2 organic sales growth led by CSS up 17% and EES up 6% • Data center sales eclipsed $1B, up 65% YOY • Continued Utility declines with a return to growth for Investor- Owned Utilities • EBITDA margin up 90 bps sequentially driven by strong SG&A operating cost leverage and stable gross margin Three consecutive quarters of accelerating sales momentum with organic sales up 7% YOY in Q2 • Backlog up YOY and sequentially across all three business units • Increasing momentum with preliminary July sales per workday up ~10% • Well positioned to benefit from enduring secular growth trends of AI- driven data centers, increased power generation, electrification, automation, and reshoring Strong order activity and backlog growth; positive momentum continuing to start the third quarter • Expect Utility to return to sales growth in the second half • Margin profile reflects continued large project wins • Redeemed preferred stock improving both our cash flow and EPS run rates; no significant debt maturities until 2028 Adjusted full year 2025 outlook to reflect positive sales momentum from the first seven months of the year

Second Quarter YOY Results

Improved topline momentum with organic sales up 7%

Net Sales[1]

($Millions)



$5,480
$5,900
Q2 2024 Sales
Price
Volume
M&A, Fx, and Workdays
Q2 2025 Sales

Adjusted EBITDA



$400
7.3% of sales
$394
6.7% of sales
Q2 2024 Adjusted EBITDA
Reported Sales
Gross Margin %
SG&A $ [2]
Q2 2025 Adjusted EBITDA

- Reported sales up 8% YOY, organic sales up 7%
- Higher YOY volume driven by CSS and EES, partly offset by lower volume in UBS
- Estimated price benefit of ~1.5%
- Sequential sales up 6%

- Gross margin 21.1%, down 80 bps YOY and flat sequentially
- Adjusted SG&A up ~8% driven by higher employee and facility costs
- Adjusted EBITDA margin up 90 bps sequentially on strong operating cost leverage and stable gross margin
- Adjusted EPS up 6% YOY

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[1] Sales growth attribution based on company estimates.
[2] SG&A excludes the impact of stock-based compensation and cloud computing amortization.
[3] See appendix for non-GAAP definitions and reconciliations.

4

Electrical & Electronic Solutions (EES)

Organic sales up 6% with growth across Construction, Industrial and OEM

Second Quarter Drivers

Organic sales up 6%, reported sales up 6% YOY[1]

- Construction up MSD driven by strong wire and cable demand for data center projects in the U.S. and infrastructure activity in Canada
- Industrial up LSD driven by improved day-to-day demand in the U.S. and increased project activity in Canada
- OEM up low double-digits reflecting strong growth in both the U.S. and Canada

Backlog up 6% YOY and up 1% sequentially

Improved profit quality with 8.1% Adjusted EBITDA margin

- Adjusted EBITDA margin up 120 bps sequentially on improved gross margin and strong operating cost leverage
- Lower gross margin YOY driven by project activity and product mix

Q2 Results

$ Millions	Q2 2025	Q1 2025	Q2 2024	YOY	SEQ
Sales	**$2,258**	**$2,065**	**$2,135**	**6%[2]**	**5%[2]**
Adjusted EBITDA	**$183**	**$143**	**$190**	**(4)%**	**28%**

% of Sales	Q2 2025	Q1 2025	Q2 2024	bps fav / (unfav)	bps fav / (unfav)
Gross Profit	23.0%	22.8%	24.0%	(100) bps	20 bps
SG&A	14.9%	15.9%	15.0%	10 bps	100 bps
Adjusted EBITDA	8.1%	6.9%	8.9%	(80) bps	120 bps

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[1] Organic and reported growth versus prior year sales recast for the shift of certain business from EES to CSS. See appendix for reconciliations of all prior year periods.
[2] Sales growth shown on an organic basis. Organic growth rates reflect adjustments for acquisitions and divestitures, differences in foreign exchange rates and number of workdays. See appendix for non-GAAP definitions and reconciliations.

5

Communications & Security Solutions (CSS)

Double-digit growth driven by strong data center sales

Second Quarter Drivers

Organic sales up 17%, reported sales up 19%[1] YOY

- Wesco Data Center Solutions (WDCS) up over 60% driven by large project activity
- Enterprise Network Infrastructure (ENI) down HSD driven by reduced demand from service providers
- Security up double-digits (up high-teens including data center sales)

Backlog up 36% YOY and up 11% sequentially reflecting continued strong growth in data center projects

Improved profit quality with 8.8% Adjusted EBITDA margin

- Adjusted EBITDA margin up 90 bps sequentially on stable gross margin and strong operating cost leverage
- Adjusted EBITDA margin up 60 bps YOY reflecting improved operating leverage from higher sales
- Lower gross margin YOY driven by business and project mix, including elevated volume from large hyperscale deployments

Q2 Results

$ Millions	Q2 2025	Q1 2025	Q2 2024	YOY	SEQ
Sales	**$2,265**	**$2,000**	**$1,904**	**17%[2]**	**9%[2]**
Adjusted EBITDA	**$199**	**$159**	**$156**	**28%**	**25%**

% of Sales	Q2 2025	Q1 2025	Q2 2024	bps fav / (unfav)	bps fav / (unfav)
Gross Profit	20.9%	21.0%	21.7%	(80) bps	(10) bps
SG&A	12.1%	13.0%	13.5%	140 bps	90 bps
Adjusted EBITDA	8.8%	7.9%	8.2%	60 bps	90 bps

[1] Organic and reported growth versus prior year sales recast for the shift of certain business from EES to CSS. See appendix for reconciliations of all prior year periods.
[2] Sales growth shown on an organic basis. Organic growth rates reflect adjustments for acquisitions and divestitures, differences in foreign exchange rates and number of workdays. See appendix for non-GAAP definitions and reconciliations.

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Data Center Sales Surpassed $1B in Q2 2025

Total data center sales now 16% of TTM sales and 18% of Q2 Wesco company sales

3-5 Years
Time to Power

Land acquisition with access to power

Transmission lines to a substation for site

Generator sets to enable backup power

Transformers to data center



Site Substation
Transformers
Generators

1-2 Year
Construction Period

Civil construction

Mechanical, plumbing and electrical equipment

Electrical distribution inside data hall

Commissioning



Data Center
gray space
white space

Total Data Center (all SBUs) Sales and YOY Growth

Over $1B



Up ~10%
Up ~20%
Up ~50%
Up ~90%
Up ~70%
Up ~65%
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Q1 '25
Q2 '25

Growth and expansion of capabilities through M&A

Date	Company	Capability
November 2022	Rahi Systems	Hyperscale solutions
June 2024	entroCIM	Data center building intelligence software
December 2024	ascent	Data center facility services across the entire lifecycle

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7

Utility & Broadband Solutions (UBS)

Return to sales growth for Investor-Owned Utilities (IOU)

Second Quarter Drivers

Organic sales down 4%, reported sales down 4%

- Utility down MSD driven by continued customer destocking and cautious spending related to tariff and market uncertainty
  - IOU customers returned to growth and were up LSD in Q2
- Broadband up MSD reflecting a return to growth in the U.S. and continued growth in Canada

Backlog up 1% YOY and up 5% sequentially reflecting improving customer order rates and the impact of new utility customer wins

Maintained 10%+ Adjusted EBITDA margin

- Adjusted EBITDA margin down 40 bps sequentially and down 160 bps YOY reflecting lower gross margin and higher SG&A
- Expect better Adjusted EBITDA margin in second half sequentially as Utility returns to growth

Q2 Results

$ Millions	Q2 2025	Q1 2025	Q2 2024	YOY	SEQ
Sales	**$1,377**	**$1,278**	**$1,441**	**(4)%[1]**	**4%[1]**
Adjusted EBITDA	**$144**	**$138**	**$174**	**(17)%**	**4%**

% of Sales	Q2 2025	Q1 2025	Q2 2024	bps fav / (unfav)	bps fav / (unfav)
Gross Profit	18.2%	18.4%	19.0%	(80) bps	(20) bps
SG&A	7.7%	7.6%	7.0%	(70) bps	(10) bps
Adjusted EBITDA	10.4%	10.8%	12.0%	(160) bps	(40) bps

[1] Sales growth shown on an organic basis. Organic growth rates reflect adjustments for acquisitions and divestitures, differences in foreign exchange rates and number of workdays. See appendix for non-GAAP definitions and reconciliations.

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$670 $(223) $562 $644 $170 $(440) $(96) Adjusted Net Income D&A and Other Accounts Receivable Inventory Accounts Payable Capex Free Cash Flow ¹ Represents a four-quarter average of net working capital as of September 30, December 31, March 31 and June 30 as a percentage of revenue for the twelve months ended June 30. See appendix for non-GAAP definitions and reconciliations. On track to deliver $600 to $800M in FY25 Free Cash Flow 9 96% of Adjusted Net Income 2025 TTM ($Millions as of June 30) Net Working Capital (NWC)¹ % of TTM Sales as of June 30 20.9% 20.5% 19.9% 2023 2024 2025 Improved NWC as % of sales

Redeemed the Preferred Stock in June

Refinancing creates substantial earnings and cash flow benefits

Financial Benefits of Redemption

- Redeemed high-cost $540 million preferred stock (10.625% dividend rate)
- Used a portion of net proceeds from our new 6.375% senior notes, due 2033, to redeem the preferred stock
- Reduced total financing costs; no significant debt maturities until 2028
- Approximately $32 million annualized benefit to net income and cash flow[1]
- Approximately $0.65 annualized benefit to EPS[1]
- Recognized $27 million gain on redemption; not included in adjusted results

Facility Maturity Schedule
($ Millions)



$1,325
$1,550
$900
$1,725
$850
$800
2028
2029
2030
2031
2032
2033
AR facility
Revolver facility
Senior Notes[2]

[1] Assuming a 27% effective tax rate and 49.25 million diluted shares outstanding.
[2] Senior notes shown at par value; excludes $4.2 million of Anixter senior notes due 2025.

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10

Executing our proven playbook to effectively manage supplier price increases Tariff Impact, Response and Updates 11 Potential Areas of Impact • Significant number of supplier price increases to reflect tariffs • Potential changes in demand • Transitional inventory gains • Wesco importer of record on less than 4% of Cost of Goods Sold Wesco Response • Pass through price increases • Timing between price increase announcement and pass through • Leverage scale to provide locally sourced products • Reduce imports from high tariff countries • Optimize supply chain logistics and reengineering global supply chains Tariff Updates Through Q2 • Limited impact to Q2 results based on timing of notifications and effective dates • Q2 supplier price increase notifications up over 300% in count • Supplier price increase notifications thru July are up 30% in count versus all of Q3 2024; average increase ~MSD% • Modifications to effective dates based on finalization of tariff rates and timing

2025 Strategic Business Unit Sales Growth Drivers

Increasing expected organic growth to 5% to 7%; reported growth of 4% to 6%

	% of Wesco 2024 Sales[2]	2025 Outlook (Reported Sales Growth)	SBU Sales Breakdown[1]	2024 Actual (Reported Sales Growth)	2025 Outlook (Reported Sales Growth)
Electrical & Electronic Solutions	39%	Up MSD	Construction	→	↑
			Industrial	→	↑
			OEM	→	↑
Communication & Security Solutions	35%	Up LDD	Enterprise Network Infrastructure	↓	↓
			Security	→	↑
			Data Center	↑	↑
Utility & Broadband Solutions	26%	Down LSD to Flat	Utility	↓	↓
			Broadband	↓	→

Data Center expected to be **up ~40%**

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[1] Bars indicate the percentage of SBU sales.
[2] Excludes Integrated Supply business which was divested as of April 1, 2024.

12

(~26.5% in Q3-Q4) ¹ Cloud computing amortization recognized as SG&A expense in accordance with GAAP. See appendix for non-GAAP definitions and reconciliations. 13 Increasing organic sales growth while maintaining EPS mid-point Revised Full-Year 2025 Outlook 2025 Underlying Assumptions • The impact of future pricing, including tariffs, is not incorporated in the outlook consistent with past practice • Increased capital spending continues for data centers • Utility sales recovery starts in the second half of the year 2025 Outlook May July Sales Organic sales growth 2.5% - 6.5% 5% - 7% Estimated Fx impact (1.5)% ~0% M&A and Workday impact (1)% (1)% Reported sales growth 0% - 4% 4% - 6% Reported sales $21.8 – $22.7 billion $22.7 – $23.1 billion Adjusted EBITDA Adjusted EBITDA margin 6.7% - 7.2% 6.6% - 6.8% Adjusted EPS Adjusted diluted EPS $12.00 – $14.50 $12.50 – $14.00 Cash Free cash flow $600 – $800 million $600 – $800 million FY 2025 May July Depreciation and Amortization ~$185–195 ~$185–195 Cloud Computing Amortization Expense Adjustment ~$401 ~$351 Interest Expense ~$340–350 ~$360–370 Other Expense, net ~$10–20 ~$0 Capital Expenditures ~$120 ~$120 Share Count 49–50 49–49.5 Effective Tax Rate ~26% ~26% 2025 Modeling Assumptions (millions, except effective tax rate)

Sales momentum increased in July with preliminary sales per workday up ~10% Third Quarter Outlook 14 Q3 Outlook YOY Reported Sales Up MSD to HSD EBITDA % Down ~40 bps (10)% 0% 10% Apr 24 May 24 Jun 24 Jul 24 Aug 24 Sep 24 Oct 24 Nov 24 Dec 24 Jan 25 Feb 25 Mar 25 Apr 25 May 25 Jun 25 YOY Organic Sales Trends Q2-24 Q3-24 Q4-24 Q1-25 Q2-25 (1)% (1)% +2% +6% +7%

Second Quarter Highlights and Full Year Outlook 15 Sales momentum increased in Q2; raising full-year organic growth outlook • Q2 organic sales growth led by CSS up 17% and EES up 6% • Data center sales eclipsed $1B, up 65% YOY • Continued Utility declines with a return to growth for Investor- Owned Utilities • EBITDA margin up 90 bps sequentially driven by strong SG&A operating cost leverage and stable gross margin Three consecutive quarters of accelerating sales momentum with organic sales up 7% YOY in Q2 • Backlog up YOY and sequentially across all three business units • Increasing momentum with preliminary July sales per workday up ~10% • Well positioned to benefit from enduring secular growth trends of AI- driven data centers, increased power generation, electrification, automation, and reshoring Strong order activity and backlog growth; positive momentum continuing to start the third quarter • Expect Utility to return to sales growth in the second half • Margin profile reflects continued large project wins • Redeemed preferred stock improving both our cash flow and EPS run rates; no significant debt maturities until 2028 Adjusted full year 2025 outlook to reflect positive sales momentum from the first seven months of the year

16 Appendix

Workdays Q1 Q2 Q3 Q4 FY 2024 63 64 64 63 254 2025 62 64 64 63 253 2026 62 64 64 63 253 2023 63 64 63 62 252 17

Organic Sales Growth

($ Millions)	Three Months Ended		Growth/(Decline)				
	June 30, 2025	June 30, 2024	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales
EES	$2,257.8	$2,134.5	5.8 %	— %	(0.2) %	— %	6.0 %
CSS	2,265.2	1,904.3	19.0 %	1.5 %	0.2 %	— %	17.3 %
UBS	1,376.6	1,440.9	(4.5) %	— %	(0.1) %	— %	(4.4) %
Total net sales	$5,899.6	$5,479.7	7.7 %	0.5 %	— %	— %	7.2 %

($ Millions)	Three Months Ended		Growth/(Decline)				
	June 30, 2025	March 31, 2025	Reported Sales	Acquisition	Foreign Exchange	Workday	Organic Sales
EES	$2,257.8	$2,065.3	9.3 %	— %	1.2 %	3.2 %	4.9 %
CSS	2,265.2	2,000.3	13.2 %	— %	1.1 %	3.2 %	8.9 %
UBS	1,376.6	1,278.1	7.7 %	— %	0.4 %	3.2 %	4.1 %
Total net sales	$5,899.6	$5,343.7	10.4 %	— %	1.0 %	3.2 %	6.2 %

Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, fluctuations in foreign exchange rates and number of workdays from the reported percentage change in consolidated net sales. Workday impact represents the change in the number of operating days period-over-period after adjusting for weekends and public holidays in the United States. There was no change in the number of workdays in the second quarter of 2025 compared to the second quarter of 2024. The second quarter of 2025 had two more workdays compared to the first quarter of 2025.

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18

Gross Profit 19 ($ Millions) Three Months Ended June 30, 2025 June 30, 2024 Net sales $5,899.6 $5,479.7 Cost of goods sold (excluding depreciation and amortization) 4,656.9 4,281.7 Gross profit $1,242.7 $1,198.0 Gross margin 21.1% 21.9 % Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. ($ Millions) Three Months Ended March 31, 2025 Net sales $5,343.7 Cost of goods sold (excluding depreciation and amortization) 4,218.1 Gross profit $1,125.6 Gross margin 21.1%

Free Cash Flow 20 ($ Millions) Six Months Ended June 30, 2025 June 30, 2024 Cash flow provided by operations $135.8 $522.5 Less: Capital expenditures (42.2) (41.2) Add: Other adjustments 2.3 16.0 Free cash flow $95.9 $497.3 Percentage of adjusted net income 31.5% 159.1 % Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the six months ended June 30, 2025 and 2024, the Company paid for certain costs related to digital transformation and restructuring. Such expenditures have been added back to operating cash flow to determine free cash flow for such periods. Our calculation of free cash flow may not be comparable to similar measures used by other companies.

Free Cash Flow – Trailing Twelve Months 21 ($ Millions) Twelve Months Ended Q3 2024 Q4 2024 Q1 2025 Q2 2025 June 30, 2025 Cash flow provided by operations $302.1 $276.6 $28.0 $107.8 $714.5 Less: Capital expenditures (29.2) (24.3) (20.4) (21.8) (95.7) Add: Other adjustments 6.6 16.1 1.8 0.5 25.0 Free cash flow $279.5 $268.4 $9.4 $86.5 $643.8 Adjusted net income $192.9 $172.3 $123.9 $180.7 $669.8 Percentage of adjusted net income 144.9% 155.8% 7.6% 47.9% 96.1 % Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. For the twelve months ended June 30, 2025, the Company paid for certain costs related to digital transformation and restructuring. Such expenditures have been added back to operating cash flow to determine free cash flow for such periods. Our calculation of free cash flow may not be comparable to similar measures used by other companies.

22 Net Working Capital - June 30, 2025 ($ Millions) As of Four-quarter Average as of September 30, 2024 December 31, 2024 March 31, 2025 June 30, 2025 June 30, 2025 Trade accounts receivable, net $3,629.1 $3,454.4 $3,641.3 $3,942.8 Inventories 3,630.1 3,501.7 3,740.2 3,971.2 Accounts payable 2,839.1 2,670.6 3,025.8 3,291.4 Net working capital $4,420.1 $4,285.5 $4,355.7 $4,622.6 $4,421.0 Three Months Ended Twelve Months Ended September 30, 2024 December 31, 2024 March 31, 2025 June 30, 2025 June 30, 2025 Net sales $5,489.4 $5,499.7 $5,343.7 $5,899.6 $22,232.4 Average net working capital % of TTM June 30, 2025 net sales 19.9 % Net working capital is a non-GAAP financial measure of short-term liquidity. Net working capital is calculated by subtracting accounts payable from the sum of trade accounts receivable, net and inventories. Net working capital represents our ability to fund our short-term operational expenses. Our calculation of net working capital may not be comparable to similar measures used by other companies.

23 Net Working Capital - June 30, 2024 ($ Millions) As of Four-quarter Average as of September 30, 2024 December 31, 2024 March 31, 2025 June 30, 2025 June 30, 2025 Trade accounts receivable, net $3,629.1 $3,454.4 $3,641.3 $3,942.8 Inventories 3,630.1 3,501.7 3,740.2 3,971.2 Accounts payable 2,839.1 2,670.6 3,025.8 3,291.4 Net working capital $4,420.1 $4,285.5 $4,355.7 $4,622.6 $4,421.0 Three Months Ended Twelve Months Ended September 30, 2024 December 31, 2024 March 31, 2025 June 30, 2025 June 30, 2025 Net sales $5,489.4 $5,499.7 $5,343.7 $5,899.6 $22,232.4 Average net working capital % of TTM June 30, 2025 net sales 19.9 % Net working capital is a non-GAAP financial measure of short-term liquidity. Net working capital is calculated by subtracting accounts payable from the sum of trade accounts receivable, net and inventories. Net working capital represents our ability to fund our short-term operational expenses. Our calculation of net working capital may not be comparable to similar measures used by other companies.

24 Net Working Capital - June 30, 2023 ($ Millions) As of Four-quarter Average as of September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 June 30, 2023 Trade accounts receivable, net $3,622.1 $3,662.7 $3,807.4 $3,850.7 Inventories 3,490.1 3,498.8 3,729.5 3,584.3 Accounts payable 2,578.7 2,728.2 2,648.3 2,662.7 Net working capital $4,533.5 $4,433.3 $4,888.6 $4,772.3 $4,656.9 Three Months Ended Twelve Months Ended September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 June 30, 2023 Net sales $5,445.9 $5,558.5 $5,521.9 $5,745.5 $22,271.8 Average net working capital % of TTM June 30, 2023 net sales 20.9 % Net working capital is a non-GAAP financial measure of short-term liquidity. Net working capital is calculated by subtracting accounts payable from the sum of trade accounts receivable, net and inventories. Net working capital represents our ability to fund our short-term operational expenses. Our calculation of net working capital may not be comparable to similar measures used by other companies.

Business Unit Gross Profit and Gross Margin 25 Electrical & Electronic Solutions (EES) Three Months Ended Gross Profit: June 30, 2025 March 31, 2025 June 30, 2024 Net sales $2,257.8 $2,065.3 $2,134.5 Cost of goods sold (excluding depreciation and amortization) 1,739.3 1,594.1 1,623.1 Gross profit $518.5 $471.2 $511.4 Gross margin 23.0% 22.8% 24.0 % Communications & Security Solutions (CSS) Three Months Ended Gross Profit: June 30, 2025 March 31, 2025 June 30, 2024 Net sales $2,265.2 $2,000.3 $1,904.3 Cost of goods sold (excluding depreciation and amortization) 1,791.2 1,580.8 1,492.0 Gross profit $474.0 $419.5 $412.3 Gross margin 20.9% 21.0% 21.7 % Utility & Broadband Solutions (UBS) Three Months Ended Gross Profit: June 30, 2025 March 31, 2025 June 30, 2024 Net sales $1,376.6 $1,278.1 $1,440.9 Cost of goods sold (excluding depreciation and amortization) 1,126.4 1,043.2 1,166.6 Gross profit $250.2 $234.9 $274.3 Gross margin 18.2% 18.4% 19.0% ($ Millions) Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.

EBITDA and Adjusted EBITDA by Segment – 2Q 2025

($ Millions)	Three Months Ended June 30, 2025				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$162.1	$162.1	$137.8	$(272.8)	$189.2
Net income (loss) attributable to noncontrolling interests	0.1	0.6	—	(0.4)	0.3
Gain on redemption of Series A Preferred Stock	—	—	—	(27.6)	(27.6)
Preferred stock dividends	—	—	—	12.9	12.9
Provision for income taxes[1]	—	—	—	61.8	61.8
Interest expense, net[1]	—	—	—	92.9	92.9
Depreciation and amortization	12.4	19.1	7.6	9.2	48.3
EBITDA	$174.6	$181.8	$145.4	$(124.0)	$377.8
Other expense (income), net	7.3	15.7	(2.2)	(28.1)	(7.3)
Stock-based compensation expense	1.0	1.4	0.5	5.5	8.4
Digital transformation costs[2]	—	—	—	7.6	7.6
Cloud computing arrangement amortization[3]	—	—	—	7.2	7.2
Restructuring costs[4]	—	—	—	0.5	0.5
Adjusted EBITDA	$182.9	$198.9	$143.7	$(131.3)	$394.2
Adjusted EBITDA margin %	8.1 %	8.8 %	10.4 %		6.7 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(4) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended June 30, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs. For the three months ended June 30, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, loss on the abandonment of assets, digital transformation costs, cloud computing arrangement amortization, and restructuring. For the three months ended March 31, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

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EBITDA and Adjusted EBITDA by Segment – 2Q 2024

($ Millions)	Three Months Ended June 30, 2024				
	EES[1]	CSS[1]	UBS	Corporate	Total
Net income attributable to common stockholders	$174.4	$119.2	$268.5	$(344.4)	$217.7
Net income (loss) attributable to noncontrolling interests	0.1	0.7	—	(0.1)	0.7
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[2]	—	—	—	87.8	87.8
Interest expense, net[2]	—	—	—	98.8	98.8
Depreciation and amortization	11.3	18.3	7.4	9.1	46.1
EBITDA	$185.8	$138.2	$275.9	$(134.4)	$465.5
Other expense (income), net	3.3	15.7	(103.2)	(11.7)	(95.9)
Stock-based compensation expense	1.1	1.6	0.8	(0.8)	2.7
Loss on abandonment of assets[3]	—	—	—	17.8	17.8
Digital transformation costs[4]	—	—	—	6.1	6.1
Cloud computing arrangement amortization[5]	—	—	—	3.0	3.0
Restructuring costs[6]	—	—	—	0.9	0.9
Adjusted EBITDA	$190.2	$155.5	$173.5	$(119.1)	$400.1
Adjusted EBITDA margin %	8.9 %	8.2 %	12.0 %		7.3 %

(1) In the first quarter of 2025, a portion of the EES reportable segment was moved to the CSS reportable segment as a result of operational realignment. As a result, the reportable segment financial information for the three months ended June 30, 2024 has been recast to conform to the current year presentation. The recast does not impact previously reported condensed consolidated results.

(2) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(3) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company's operations.

(4) Digital transformation costs include costs associated with certain digital transformation initiatives.

(5) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(6) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended June 30, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs. For the three months ended June 30, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, loss on the abandonment of assets, digital transformation costs, cloud computing arrangement amortization, and restructuring. For the three months ended March 31, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

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EBITDA and Adjusted EBITDA by Segment – 1Q 2025

($ Millions)	Three Months Ended March 31, 2025				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$125.1	$127.2	$130.3	$(278.6)	$104.0
Net (loss) income attributable to noncontrolling interests	(0.1)	0.1	—	(0.1)	(0.1)
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	36.1	36.1
Interest expense, net[1]	—	—	—	86.3	86.3
Depreciation and amortization	12.2	19.0	7.8	9.4	48.4
EBITDA	$137.2	$146.3	$138.1	$(132.5)	$289.1
Other expense (income), net	4.4	10.9	(0.2)	(14.9)	0.2
Stock-based compensation expense	1.0	1.3	0.4	7.5	10.2
Digital transformation costs[2]	—	—	—	6.2	6.2
Cloud computing arrangement amortization[3]	—	—	—	3.9	3.9
Restructuring costs[4]	—	—	—	1.1	1.1
Adjusted EBITDA	$142.6	$158.5	$138.3	$(128.7)	$310.7
Adjusted EBITDA margin %	6.9 %	7.9 %	10.8 %		5.8 %

(1) The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(4) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. For the three months ended June 30, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs. For the three months ended June 30, 2024, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, loss on the abandonment of assets, digital transformation costs, cloud computing arrangement amortization, and restructuring. For the three months ended March 31, 2025, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization before other non-operating expenses (income), non-cash stock-based compensation expense, digital transformation costs, cloud computing arrangement amortization, and restructuring costs.

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Adjusted SG&A, Income from Operations, Other (Income) Expense, and Provision for Income Taxes 29 ($ Millions) Three Months Ended June 30, 2025 June 30, 2024 Adjusted SG&A Expenses: Selling, general and administrative expenses $872.2 $828.4 Digital transformation costs(1) (7.6) (6.1) Restructuring costs(2) (0.5) (0.9) Loss on abandonment of assets(3) — (17.8) Adjusted selling, general and administrative expenses $864.1 $803.6 Percentage of net sales 14.6% 14.7 % Adjusted Income from Operations: Income from operations $322.2 $323.5 Digital transformation costs(1) 7.6 6.1 Restructuring costs(2) 0.5 0.9 Loss on abandonment of assets(3) — 17.8 Adjusted income from operations $330.3 $348.3 Adjusted income from operations margin % 5.6% 6.4 % Adjusted Other (Income) Expense, net: Other income, net $(7.3) $(95.9) Gain on divestiture — 102.9 Loss on termination of business arrangement(4) — (3.8) Adjusted other (income) expense, net $(7.3) $3.2 Adjusted Provision for Income Taxes: Provision for income taxes $61.8 $87.8 Income tax effect of adjustments to income from operations and other (income) expense, net(5) 2.2 (20.1) Adjusted provision for income taxes $64.0 $67.7 (1) Digital transformation costs include costs associated with certain digital transformation initiatives. (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations. (4) Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party. (5) The adjustments to income from operations and other (income) expense, net have been tax effected at rates of 26.3% and 27.1% for the three months ended June 30, 2025 and 2024, respectively.

Adjusted Net Income Attributable to Common Stockholders 30 ($ Millions) Three Months Ended June 30, 2025 June 30, 2024 Adjusted Net Income Attributable to Common Stockholders: Net income attributable to common stockholders $189.2 $217.7 Digital transformation costs(1) 7.6 6.1 Restructuring costs(2) 0.5 0.9 Loss on abandonment of assets(3) — 17.8 Gain on divestiture — (102.9) Loss on termination of business arrangement(4) — 3.8 Income tax effect of adjustments to income from operations and other (income) expense, net(5) (2.2) 20.1 Gain on redemption of Series A Preferred Stock (27.6) — Adjusted net income attributable to common stockholders $167.5 $163.5 (1) Digital transformation costs include costs associated with certain digital transformation initiatives. (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations. (4) Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party. (5) The adjustments to income from operations and other (income) expense, net have been tax effected at rates of 26.3% and 27.1% for the three months ended June 30, 2025 and 2024, respectively.

Adjusted Earnings Per Diluted Share 31 ($ Millions) Three Months Ended June 30, 2025 June 30, 2024 Adjusted income from operations $330.3 $348.3 Interest expense, net 92.9 98.8 Adjusted other (income) expense, net (7.3) 3.2 Adjusted income before income taxes 244.7 246.3 Adjusted provision for income taxes 64.0 67.7 Adjusted net income 180.7 178.6 Net income attributable to noncontrolling interests 0.3 0.7 Adjusted net income attributable to WESCO International, Inc. 180.4 177.9 Preferred stock dividends 12.9 14.4 Adjusted net income attributable to common stockholders $167.5 $163.5 Diluted shares 49.4 50.9 Adjusted earnings per diluted share $3.39 $3.21 For the three months ended June 30, 2025, SG&A expenses, income from operations, the provision for income taxes, net income attributable to common stockholders and earnings per diluted share have been adjusted to exclude digital transformation costs, restructuring costs, and the related income tax effects, and the gain on redemption of the Company’s Series A Preferred Stock. For the three months ended June 30, 2024, SG&A expenses, income from operations, other non-operating expense, the provision for income taxes, net income attributable to common stockholders and earnings per diluted share have been adjusted to exclude the loss on abandonment of assets, digital transformation costs, restructuring costs, excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan, the gain recognized on the divestiture of the WIS business, the loss on termination of business arrangement, pension settlement cost, and the related income tax effects. These non-GAAP financial measures provide a better understanding of our financial results on a comparable basis.

Financial Leverage

($ Millions)	Twelve Months Ended	
	June 30, 2025	December 31, 2024
Net income attributable to common stockholders	$634.2	$660.2
Net income attributable to noncontrolling interests	1.1	1.8
Gain on redemption of Series A Preferred Stock	(27.6)	—
Preferred stock dividends	56.0	57.4
Provision for income taxes	210.7	231.6
Interest expense, net	350.8	364.9
Depreciation and amortization	188.4	183.2
EBITDA	$1,413.6	$1,499.1
Other income, net	(25.4)	(92.7)
Stock-based compensation expense	34.7	28.9
Digital transformation costs(1)	26.5	24.9
Restructuring costs(2)	4.8	12.1
Cloud computing arrangement amortization(3)	19.3	14.1
Loss on abandonment of assets(4)	—	17.8
Excise taxes on excess pension plan assets(5)	0.1	4.9
Adjusted EBITDA	$1,473.6	$1,509.1

	As of	
	June 30, 2025	December 31, 2024
Short-term debt and current portion of long-term debt, net	$27.3	$19.5
Long-term debt, net	5,641.2	5,045.5
Debt issuance costs and debt discount(6)	54.5	47.2
Fair value adjustments to the Anixter Senior Notes(6)	—	(0.1)
Total debt	5,723.0	5,112.1
Less: Cash and cash equivalents	667.0	702.6
Total debt, net of cash	$5,056.0	$4,409.5
Financial leverage ratio	3.4	2.9

(1) Digital transformation costs include costs associated with certain digital transformation initiatives.

(2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

(3) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

(4) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company's operations.

(5) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

(6) Debt is presented in the condensed consolidated balance sheets net of debt issuance and debt discount costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value.

Financial leverage ratio is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt issuance costs, debt discount and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before other non-operating income, non-cash stock-based compensation expense, digital transformation costs, restructuring costs, cloud computing arrangement amortization, loss on abandonment of assets, and excise taxes on excess pension plan assets related to the final settlement of the Anixter Inc. Pension Plan.

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Inter-Segment Business Transfer – 1Q24 and 2Q24

Recast results for EES and CSS

($ Millions)	Three Months Ended March 31, 2024			
	EES	CSS	UBS	Reportable Segments Total
Net sales	$2,064.3	$1,704.8	$1,580.9	$5,350.0
Less: **Cost of goods sold** (excluding depreciation and amortization)	1,580.9	1,333.6	1,297.6	4,212.1
Selling, general and administrative payroll expenses(1)(3)	212.7	149.6	68.0	430.3
Other segment items(2)	108.9	90.4	45.9	245.2
Adjusted EBITDA	$161.8	$131.2	$169.4	$462.4
Adjusted EBITDA margin %	7.8 %	7.7 %	10.7 %	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

($ Millions)	Three Months Ended June 30, 2024			
	EES	CSS	UBS	Reportable Segments Total
Net sales	$2,134.5	$1,904.3	$1,440.9	$5,479.7
Less: **Cost of goods sold** (excluding depreciation and amortization)	1,623.1	1,492.0	1,166.6	4,281.7
Selling, general and administrative payroll expenses(1)(3)	212.6	157.0	58.2	427.8
Other segment items(2)	108.6	99.8	42.6	251.0
Adjusted EBITDA	$190.2	$155.5	$173.5	$519.2
Adjusted EBITDA margin %	8.9 %	8.2 %	12.0 %	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

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Inter-Segment Business Transfer – 3Q24 and 4Q24

Recast results for EES and CSS

($ Millions)	Three Months Ended September 30, 2024			
	EES	CSS	UBS	Reportable Segments Total
Net sales	$2,110.4	$1,995.9	$1,383.1	$5,489.4
Less: **Cost of goods sold** (excluding depreciation and amortization)	1,598.6	1,556.7	1,121.4	4,276.7
Selling, general and administrative payroll expenses(1)(3)	216.8	160.4	60.9	438.1
Other segment items(2)	113.7	98.6	44.3	256.6
Adjusted EBITDA	$181.3	$180.2	$156.5	$518.0
Adjusted EBITDA margin %	8.6 %	9.0 %	11.3 %	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

($ Millions)	Three Months Ended December 31, 2024			
	EES	CSS	UBS	Reportable Segments Total
Net sales	$2,082.5	$2,087.1	$1,330.1	$5,499.7
Less: **Cost of goods sold** (excluding depreciation and amortization)	1,598.5	1,652.8	1,084.4	4,335.7
Selling, general and administrative payroll expenses(1)(3)	200.0	159.6	57.8	417.4
Other segment items(2)	117.6	102.9	43.8	264.3
Adjusted EBITDA	$166.4	$171.8	$144.1	$482.3
Adjusted EBITDA margin %	8.0 %	8.2 %	10.8 %	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

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Inter-Segment Business Transfer – FY23 and FY24

Recast results for EES and CSS

($ Millions)	Year Ended December 31, 2023			
	EES	CSS	UBS	Reportable Segments Total
Net sales	$8,449.8	$7,312.7	$6,622.7	$22,385.2
Less: **Cost of goods sold** (excluding depreciation and amortization)	6,455.7	5,645.1	5,440.7	17,541.5
Selling, general and administrative payroll expenses(1)(3)	861.0	605.2	275.5	1,741.7
Other segment items(2)	426.9	357.4	167.2	951.5
Adjusted EBITDA	$706.2	$705.0	$739.3	$2,150.5
Adjusted EBITDA margin %	8.4 %	9.6 %	11.2 %	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

($ Millions)	Year Ended December 31, 2024			
	EES	CSS	UBS	Reportable Segments Total
Net sales	$8,391.7	$7,692.1	$5,735.0	$21,818.8
Less: **Cost of goods sold** (excluding depreciation and amortization)	6,401.0	6,035.2	4,670.0	17,106.2
Selling, general and administrative payroll expenses(1)(3)	842.1	626.6	244.9	1,713.6
Other segment items(2)	448.8	391.5	176.7	1,017.0
Adjusted EBITDA	$699.8	$638.8	$643.4	$1,982.0
Adjusted EBITDA margin %	8.3 %	8.3 %	11.2 %	

(1) Selling, general and administrative payroll expenses includes salaries, benefits, commissions, incentives, temporary labor, and other payroll expenses.

(2) Other segment items primarily includes allocated expenses (which includes employee-related allocations), transportation costs, facility costs (including rent and utilities), employee expenses (including travel and entertainment), credit losses, professional and consulting fees, supplies, real estate and personal property taxes, sales promotion expenses, and gains (losses) on the sale, disposal, or abandonment of property and equipment.

(3) Stock-based compensation expense is excluded from selling, general and administrative payroll expenses, as this is an adjustment to calculate adjusted EBITDA.

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